EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 12, 1999 relating to the financial statements, which appears in Ion Networks' Annual Report on Form 10-KSB for the year ended March 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

New York, New York
August 17, 1999